UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2016

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23A Serangoon North Avenue 5, #01-01 K&S Corporate Headquarters, Singapore		554369
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

See the information set forth in Item 2.03, which is incorporated by reference herein.

Item 2.03	Creation of Direct Material Financial Obligation

On March 21, 2016, Kulicke and Soffa Industries, Inc. (the "Company") entered into an Uncommitted Revolving Credit Agreement with United Overseas Bank Limited, New York Agency ("UOB"), providing for a $25 million revolving credit facility (the "Credit Facility"). The Credit Facility is an unsecured revolving credit facility of $25 million with a term of one year. The proceeds of the Credit Facility may be used for the Company's general corporate purposes. The Credit Facility contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for uncommitted facilities of this type, including UOB's reservation of the right not to make advances or increase or decrease the size of the Credit Facility in its discretion. The Credit Facility also contains a covenant requiring the Company to maintain a tangible net worth of at least $300 million. Outstanding amounts under the Credit Facility will generally accrue interest at the LIBOR Rate (as defined in the Credit Facility) plus 1.75%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: March 22, 2016	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Interim Chief Executive Officer, Chief Financial Officer